CUSIP No. 512815-10-1                    13G

                                   EXHIBIT 2

                              Members of the Group


Kevin P. Reilly, Jr.
Wendell S. Reilly
Sean E. Reilly
Anna R. Cullinan
Kevin P. Reilly, Sr.

Sean E. Reilly as custodian for:
        Hayden M. Reilly
        Ross L. Reilly

Kevin P. Reilly, Jr. as custodian for:
        Wendell G. Reilly
        James H. Reilly
        Mary L. Reilly

Kevin P. Reilly, Jr. as Trustee of:
        The Kevin P. Reilly, Jr. Family Irrevocable Trust
        The Anna R. Cullinan Family Irrevocable Trust
        The Wendell S. Reilly Family Irrevocable Trust